UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

LONDAX CORP.
.(Exact name of registrant as specified in its charter)

Wyoming	333-274140	35-2807931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 766-9313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 17, 2026, Londax Corp. (OTC: LDXC) (the “Company”) filed its Form 8-K (“Original Form 8-K”) to report, among other things, the entry into a definitive agreement and a change in control of the Company. However, the Original Form 8-K included an error in Item 5.02 regarding the resignation of the an additional two directors. All other Items of the Original 8-K remain unchanged. This Amendment No. 1 to the Form 8-K is filed to provide such corrective disclosure.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 5.01 Changes in Control of Registrant.

As of July 13, 2026, Giorgi Loloshvili, the previous sole officer and director and primary shareholder of he Company, together with certain minority shareholders, entered into stock purchase agreements for the sale of 2,002,035 shares of Common Stock of the Company to Alpha Investment Inc. The purchase price was paid in several traunches beginning March 9, 2026, with the final payment occurring July 13, 2026, and as a result, the final closing is deemed to be July 13, 2026.

As a result of the acquisition, Alpha Investment Inc. holds approximately 76% of the issued and outstanding shares of Common Stock of the Company, and as such it is able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Also effective June 29, 2026, the previous sole officer and director of the company, Giorgi Loloshvili, resigned his positions with the Company. In addition, directors Mariami Togonidze and Ani Vashakidze, resigned their positions with the Company. Upon such resignations, Jon S. Cummings IV was appointed as Chief Executive Officer, Treasurer and Secretary, and Sole Director of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background description of the newly appointed officer and director is as follows:

Jon S. Cummings IV, age 57, founded Omega Commercial Finance Corporation and has served as its Chief Executive Officer and Chairman throughout the past five years. He led Omega’s initial public listing in 2008.

In 2017, Omega Commercial Finance Corporation acquired Alpha Investment Inc., which became Omega’s commercial real estate lending subsidiary. Since September 2025, Mr. Cummings has served as Alpha’s Chief Executive Officer and director. His responsibilities have included corporate management, regulatory reporting, and strategic transactions.

Before forming Omega, Mr. Cummings spent approximately 17 years in the commercial construction industry in management roles involving project coordination, development, and financing activities.

Based on his experience in public-company management and strategic transactions, the Company believes that Mr. Cummings is qualified to serve as a director.

Item 8.01 Other Events.

Change in Address of Company

On July 13, 2026, the Company’s location and the location of the Company’s books and records has changed from Yiangou Potamiti 27, Limassol, Cyprus 3010, to 201 E. Fifth St. Suite 1900, Cincinnati, OH 45202.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Londax Corp.

Date: August 5, 2026	By:	/s/ Jon S. Cummings IV
Name: Jon S. Cummings IV
Title: CEO

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